Exhibit 1.A

EDO Corporation

4.0% Convertible Subordinated Notes Due 2025

Underwriting Agreement

New York, New York
November 15, 2005

To the Representative named in Schedule I hereto of the Under- writers named in Schedule II hereto

Ladies and Gentlemen:

EDO Corporation, a corporation organized under the laws of New York (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) is acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Firm Securities”), to be issued under an indenture (the “Base Indenture”) to be dated as of November 21, 2005, between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, to be dated as of November 21, 2005 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

In addition, the Company has granted to the Underwriters an option to purchase, in aggregate, up to an additional $26.25 million principal amount of the 4.0% Convertible Subordinated Notes Due 2025 (the “Additional Securities” and, together with the Firm Securities, the “Securities”). The Securities will be convertible into Common Shares, par value $1.00 per share, of the Company (the “Underlying Securities”).

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as the Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or

the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

1. Representations and Warranties. The Company represents and warrants to each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a Registration Statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will file with the Commission one of the following: (1) after the Effective Date of such Registration Statement, a Final Prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such Registration Statement, an amendment to such Registration Statement (including the form of final prospectus supplement) or (3) a Final Prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such Registration Statement and the Final Prospectus. As filed, such Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) or each Option Closing Date (as defined in Section 3), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the then applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date and each Option Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder, in each case, or in effect on such date; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing thereof pursuant to Rule 424(b) and on the Closing

Date and each Option Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus (or any amendment or supplement thereto).

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), business prospects, earnings or business affairs of the Company and its Named Subsidiaries (as hereinafter defined), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”)

(d) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all the issued and outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise set forth in the Final Prospectus, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as provided for pursuant to the Credit Agreement, dated as of November 4, 2005, by and among the Company, Citicorp USA, Inc., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent, and the Lenders and Issuers party thereto, as amended (the

“Credit Agreement”). The only Subsidiaries of the Company are the subsidiaries listed on Schedule III hereto under the caption “Subsidiaries of the Company,” (each individually a “Named Subsidiary” and collectively the “Named Subsidiaries”), and Schedule III accurately sets forth the jurisdiction of incorporation of each such Subsidiary.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Prospectus.

(g) The Underlying Securities outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Indenture shall be qualified under the Trust Indenture Act as of the Effective Date, and has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company (assuming due authorization, execution and delivery thereof by the Trustee), enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights generally from time to time in effect and equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

(i) The Securities have been duly authorized by the Company, and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement (assuming due authentication of the Securities by the Trustee), will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights generally from time to time in effect and equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

(j) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the

Securities and the Underlying Securities will not violate or constitute a breach of (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of the Company’s Named Subsidiaries that is material to the Company and its Named Subsidiaries, taken as a whole, other than those violations or breaches which would not have a Material Adverse Effect, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Named Subsidiary of the Company, other than those that would not have a Material Adverse Effect and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of any of its obligations under this Agreement, the Indenture, the Securities and the Underlying Securities, except such as may be required by the Federal securities laws or the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and the Underlying Securities.

(l) There has not occurred any material adverse change in the condition, financial or otherwise, or in the business prospects, earnings, or business affairs of the Company and its Named Subsidiaries, taken as a whole, from that set forth in the Preliminary Final Prospectus.

(m) Except as disclosed in the Registration Statement, Preliminary Final Prospectus or Final Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Company’s Named Subsidiaries is a party or to which any of the properties of the Company or any of the Company’s Named Subsidiaries is subject which are required to be disclosed therein, other than proceedings disclosed in the Company’s financial statements or in substantial conformance to the disclosure standards of Item 103 of Regulation S-K under the Securities Act in either Prospectus or the documents incorporated by reference therein and proceedings that could not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities or the Underlying Securities, or to consummate the transactions contemplated by the Final Prospectus.

(n) The Company has not taken and will not take, directly or indirectly, any action designed to cause, or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Company’s stock to facilitate the sale or resale of the Securities.

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p) The consolidated historical financial statements and schedules of the Company and its consolidated Named Subsidiaries included in the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods set forth therein, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption “Selected Financial Data” in the Final Prospectus fairly present, on the basis stated in the Final Prospectus, the information included therein.

(q) Each of the Company and its Named Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(r) Neither the Company nor any of its Named Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any Agreements and Instruments, except for such defaults that would not result in a Material Adverse Effect.

(s) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or upon issuance of the Underlying Securities upon conversion thereof.

(t) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto).

(u) No labor dispute with the employees of the Company or any Named Subsidiary of the Company exists or, to the knowledge of the Company, is imminent which, in any such case, may reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto).

(v) The Company and each of its Named Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Named Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Named Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Named Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Named Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto).

(w) No Named Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Named Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Named Subsidiary from the Company or from transferring any of such Named Subsidiary’s property or assets to the Company or any other Named Subsidiary of the Company, except as (i) required by the terms of the Credit Agreement or (ii) as described in or contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto).

(x) The Company and its Named Subsidiaries possess adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (subject to such qualifications as may be set forth in the Final Prospectus or except where the failure to so possess such Governmental Licenses would not singly or in the aggregate have a Material Adverse Effect); the Company and its Named Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Named Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto).

(y) The Company and its Named Subsidiaries are not, nor since November 15, 2002, have been in (i) violation of any applicable law, ordinance, administrative or governmental rule or regulation of any governmental entity, relating to any provision regarding kickbacks, procurement integrity, contingent fees, gratuities to United States or foreign government officials, customs, export control, foreign corrupt practices and protection of classified information, or (ii) violation of any other applicable law, ordinance, administrative or government rule or regulation of any United States government entity, including, but not limited to equal opportunity, treatment of veterans, payments to employees, cost accounting practices and standards, and protection of classified information, except where such violation would not result in a Material Adverse Effect. Since November 15, 2002, no contracts have been terminated for default or cause by the United States or any foreign government, and the Company has not been suspended or debarred from the performance of government contracts, nor, to the knowledge of the Company, has it been proposed for suspension or debarment by any such governmental bodies. Since November 15, 2002, neither the Company nor any of its Named Subsidiaries is aware of any investigations of the Company or its Named Subsidiaries conducted by a United States government agency, the Inspector General of the United States, the Federal Bureau of Investigation, or other governmental investigative entity, to examine allegations of fraud or any impropriety in the performance of government contracts.

(z) The Company and each of its Named Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Except as described in the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Named Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Named Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct its business and are each in compliance with their requirements and (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Named Subsidiaries.

(bb) Each of the Company and its Named Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its Named Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its Named Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(cc) Except as described in the Final Prospectus, there are no persons, other than the EDO Employee Stock Ownership Trust and holders of the Company’s 5.25% Convertible Subordinated Notes due 2007, with registration rights or other similar rights to have any securities (debt or equity) of the Company (i) registered pursuant to a registration statement or included in the offering contemplated by this Agreement or (ii) otherwise registered by the Company under the Act. The EDO Employee Stock Ownership Trust does not have any piggyback registration rights on the offering of the Securities.

(dd) Except as described in the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its Named Subsidiaries own or possess, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Named Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Named Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus.

(ee) None of the Company, the Named Subsidiaries or, to the knowledge of the Company, any director, officer or agent of the Company or any of its Named Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of Foreign Corrupt Practices Act of

1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Named Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) None of the Company, any of the Named Subsidiaries or, to the knowledge of the Company, any director, officer or agent of the Company or any of its Named Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Named Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) The operations of the Company and its Named Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Named Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) There is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company (the “Sarbanes Oxley Act”).

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto (the “Purchase Price”) the principal amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants to the Underwriters the option to purchase the Additional Securities at any one time during the life of such option, for the purpose of covering over-allotments, severally and not jointly, in aggregate, the principal amount of its securities identified in Schedule I hereto as Additional Securities at the applicable Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date or the third Business Day after the date the Company receives such notice, nor later than ten Business Days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased as the principal amount of Firm Securities of such series set forth in Schedule II opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

3. Delivery and Payment.

(a) Delivery of and payment for the Firm Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).

(b) Payment for any Additional Securities shall be made at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date as the Company and you shall agree. The time and date of such payments are referred to as the “Option Closing Date” herein.

(c) Delivery of the Securities shall be made to the Representative on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed in all material respects, and any supplement thereto to be filed in a form approved by the Representative (which approval shall not be unreasonably withheld) with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representative a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions within the United States as the Representative may reasonably request, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits in any jurisdiction where it is not now so subject.

(f) The Company will not, without your prior written consent, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Underlying Securities or any securities convertible into or exercisable or exchangeable for such Underlying Securities (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto; provided, however, that (i) the Company may issue and sell Securities pursuant to this Agreement, (ii) the Company may issue and sell Underlying Securities and options to purchase Underlying Securities pursuant to any employee stock purchase plan or stock option plan as in effect on the date of this Agreement, (iii) the Company may issue Underlying Securities upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement pursuant to any such stock option plan as in effect on the date of this Agreement and any amendments thereto, (iv) the Company may file with the Commission a registration statement on Form S-8, and any amendments thereto, in respect of the securities referred to in clause (iii) of this sentence, (v) the Company may issue securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case, outstanding on the date hereof and (vi) the Company may issue securities in connection with acquisitions of businesses or assets; provided that any securities issued by the Company pursuant to this clause (vi) shall be “restricted securities” as defined in Rule 144(a)(iii) under the Act and, provided further, that the Company shall not file a registration statement with respect to the sale thereof with the Commission prior to the date 60 days following the Execution Time.

(g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(h) The Company will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Underlying Securities issuable upon conversion of the Securities sold to the Underwriters.

(j) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Supplemental Indenture, the issuance of the Securities, the fees of the Trustee and the issuance of the Underlying Securities; (ii) the preparation, printing or reproduction of the Final Prospectus and the Preliminary Final Prospectus and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Final Prospectus and the Preliminary Final Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Representative relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Dechert LLP, counsel for the Company, to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, to the effect of each of the items set forth on Exhibit A attached hereto. Such counsel shall also have furnished to the Representative a written statement, dated the Closing Date, to the effect that such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements schedules, footnotes thereto and other financial and statistical information contained therein or omitted therefrom, as to which such counsel need express no opinion).

(c) The Representative shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Named Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to the Representative), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, , covering the matters set forth on Exhibit B hereto.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on each Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the due authorization and issuance of the Additional Securities.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Ave., New York, NY, 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Basic Prospectus, Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall [(i)] any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter.

(a) If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.

(b) If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In the case of any default by an Underwriter described in this Section 9(a) or (b) either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than five Business Days, in order that the required changes, if any, in the Final Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase Additional Securities or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Nothing contained in this Agreement shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Underlying Securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Corporate Secretary, EDO Corporation, (fax no.: (212) 716-2050) and confirmed to EDO Corporation at 60 East 42nd Street, 42nd Floor, New York, New York 10165, attention of Corporate Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement to the Basic Prospectus relating to the Securities and the Underlying Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the Underlying Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the Underlying Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

18. No fiduciary duty. The Company hereby acknowledges that (a) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriters in connection with the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

EDO Corporation

By:	/s/ Frederic B. Bassett
Name:	Frederic B. Bassett
Title:	Vice President—Finance, Treasurer and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Caesar Sweitzer
Name:	Caesar Sweitzer
Title:	Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated November 15, 2005

Registration Statement No. 333-111483

Representative: Citigroup Global Markets Inc.

Title and Purchase Price of Firm Securities:

Title: 4.0% Convertible Subordinated Notes Due 2025

Principal amount: $175 million

Purchase price (include accrued

interest or amortization, if

any): $170,187,500

Additional Securities: $26.25 million principal amount of 4.0% Convertible Subordinated Notes Due 2025

Closing Date, Time and Location: November 21, 2005 at 10:00 a.m. at Davis Polk & Wardwell, 450 Lexington Ave., New York, NY 10017

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative: 60 days after the date of the Execution Time.

SCHEDULE II

Underwriters	Principal Amount of Firm Securities to be Purchased
Citigroup Global Markets Inc.	$131,250,000
Wachovia Capital Markets, LLC	$43,750,000

Total	$175,000,000

SCHEDULE III

Subsidiaries of the Company

Name	Jurisdiction of Organization	Type of Entity

Darlington Inc.	Delaware	Corporation

EDO Artisan Inc.	New Jersey	Corporation

EDO Communications and Countermeasures Systems Inc.	California	Corporation

EDO MTech Inc.	Pennsylvania	Corporation

EDO Professional Services Inc.	Virginia	Corporation

EDO Reconnaissance and Surveillance Systems, Inc.	Delaware	Corporation

EDO Western Corporation	Utah	Corporation

Specialty Plastics, Inc.	Louisiana	Corporation

EVI Technology LLC	Delaware	Limited Liability Company

Fiber Innovations, Inc.	Massachusetts	Corporation

EDO Aerotech Limited (UK)	United Kingdom	Corporation

EDO MBM Technology Limited	United Kingdom	Corporation

EDO Rugged Systems Limited	United Kingdom	Corporation

EDO (UK) Limited	United Kingdom	Corporation

2